EXHIBIT 23(b)












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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-3 of our report dated December 23, 2002, appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2002 and to the reference to us under the heading
"Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

McLean, Virginia
July 7, 2003